Exhibit    99.2

SIGHT SCIENCE LIMITED

FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011

SIGHT SCIENCE LIMITED
Balance Sheets

	September 30, 2011	June 30, 2011
	(unaudited)
ASSETS

Current Assets
Cash	£16,346	£13,396
Accounts receivable, net	1,085	1,723
	17,431	15,119

Fixed assets, net	3,841	4,344

TOTAL ASSETS	£21,272	£19,463

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	£8,287	£3,985
Other current liabilities	24,006	20,032
	32,293	24,017
Notes payable - long-term	47,426	47,426

TOTAL LIABILITIES	79,719	71,443

STOCKHOLDERS' DEFICIT
Ordinary shares, £1.00 nominal value, 1,000,000 shares authorized, 150 shares issued and outstanding at September 30, 2011 and June 30, 2011, respectively	150	150
Accumulated Deficit	(58,597)	(52,130)
	(58,447)	(51,980)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	£21,272	£19,463

See accompanying notes to financial statements

SIGHT SCIENCE LIMITED
Statement of Operations

	For the three months ended September 30,

	2011	2010

Revenue	£8,236	21,800

Cost of Goods Sold	379	842

Gross Profit	7,857	20,958

Operating expenses:
Depreciation and Amortization	124	124
General and administrative	14,020	12,717

Total Operating expenses	14,144	12,841

Operating (loss) income	(6,287)	8,117

Other income (expense)	(180)	(28)

Net (Loss) Income Before Taxes	(6,467)	8,089

Taxes	-	-

Net (Loss) Income	£(6,467)	£8,089

Net (Loss) Income Per Share
Basic and diluted	£(43)	£54

Weighted Average Number of Shares Outstanding	150	150

See accompanying notes to financial statements

SIGHT SCIENCE LIMITED

Statement of Cash Flows

	For the three months ended September 30,

	2011	2010
Cash flows from operating activities:

Net (loss) income	£(6,467)	£8,089

Adjustments to reconcile net (loss) income to cash
used in operating activities:
Depreciation of fixed assets	503	503
Net (loss) income as adjusted for non-cash items	(5,964)	8,592

Changes in assets and liabilities:
Accounts receivable	638	964
Accounts payable	4,302	(1,212)
Other current liabilities	3,974	(3,347)

Cash used in operating activities	2,950	4,997

Cash flows provided by / (used in) investing activities:
Purchase of fixed assets	-	(1,275)
Cash provided by / (used in) investing activities	-	-

Net increase (decrease) in cash	2,950	3,722

Cash at beginning of period	13,396	29,961

Cash at end of period	£16,346	£33,683

See accompanying notes to financial statements

SIGHT SCIENCE LIMITED
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2011
(unaudited)

1.  BASIS OF PRESENTATION, FORMATION AND BUSINESS

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included. For further information, refer to the financial statements and footnotes thereto for the year ended December 31, 2010, filed as Exhibit 99.3 of this 8-K/A.

Business Description

Sight Science Limited (“Sight Science” or the “Company”), was incorporated in Aberdeen, Scotland, UK on November 15, 2006 and commenced trading on July 1, 2009.

The Company develops, markets and supports vision restoration therapy software and related devices. The Company provides Neuro-Eye Therarpy (NeET). Patients enter into individual contracts for this therapy. Patients eligible for the Company’s vision therapy have partial vision loss typically resulting from a stroke or traumatic brain injury.

2.   GOING CONCERN

The Company’s financial statements have been presented on a basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and assumes the Company will continue as a going concern. The Company has incurred losses since its inception, including a net loss of £6,467 for the three months ended September 30, 2011, and the Company expects to continue to incur substantial additional losses in the future, including development and marketing costs. The Company has generated negative cash flows from operations since inception. As of September 30, 2011 the Company had a shareholders’ deficit of £58,597 and cash and cash equivalents of £16,346. The Company believes it will not have enough cash to meet its various cash needs unless the Company is able to obtain additional cash from the issuance of debt or equity securities. There is no assurance that additional funds from the issuance of equity will be available for the Company to finance its operations on acceptable terms, or at all. If adequate funds are not available, the Company may have to delay development or marketing of its therapies, or cease operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

3.   ACCOUNTING POLICIES

Accounting Convention

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and in accordance with the special provisions of Part 15 of the UK Companies Act 2006 related to small companies and with the Financial Reporting Standards for Smaller Entities (effective April 2008).

Recent Accounting Pronouncements

From time to time new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations and cash flows when implemented.

Uses of estimates in the preparation of financial statements

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimated. To the extent management’s estimates prove to be incorrect, financial results for future periods may be adversely affected. Significant estimates and assumptions contained in the accompanying consolidated financial statements include management’s estimate of the allowance for uncollectible accounts receivable and the completion by patients of paid-for therapies.

Revenue Recognition

Sight Science generates revenues from the provision of therapy services and other sources such as government grants, excluding value added tax. Therapy services revenues represent fees from the Company’s NeET vision restoration therapy software which is provided direct to patients. Sight Science recognizes revenue for providing the vision restoration therapy as the Company’s work effort is expended. The typical vision restoration therapy consists of six months of therapy, with a proportion of patients then going on to perform an additional period of therapy. A patient contract comprises set-up fees and monthly therapy fees. Set-up fees are recognized at the outset of the contract and therapy revenue is recognized ratably over the therapy period. Patient therapy is restricted to being completed by a patient within a specified time frame.

Research grants and other subsidies represent revenue from Scottish Enterprise agencies to cover certain smaller company cost. The Company recognizes grant revenue when services or costs have been incurred.

Deferred revenue results from patients paying for the therapy in advance of receiving the therapy.

Research and Development

The Company expenses all research and development costs as incurred. For three months ended September 30, 2011 and 2010 the amounts charged to research and development expenses was £nil.

Educational marketing and advertising expenses

The Company may incur costs for the education of customers on the uses and benefits of its products. The Company will include education, marketing and advertising expense as a component of selling, general and administrative costs as such costs are incurred.

Hire purchase and leasing commitments

Rentals paid under operating leases are charged to the income statement on a straight line basis over the period of the lease.

Property and equipment

The Company records property and equipment at cost and calculates depreciation using the straight-line method over the estimated useful life of the assets, which is estimated to be four years. Maintenance, repairs and minor renewals are charged to expense when incurred. Replacements and major renewals are capitalized.

Income taxes

The Company accounts for income taxes in accordance with the current authoritative guidance. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when it is more likely than not that such benefit will not be realized.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period. There are no other potential ordinary shares, for example from the exercise of share options or the conversion of debt, that were outstanding during the period.

4.  OPERATING LOSS

The operating loss is after charging:

	Three months ended September 30.
	2011	2010
Depreciation – owned assets	£503	£503

Directors’ remuneration and other benefits	£2,000	£1,000

5.  PROPERTY AND EQUIPMENT

As of September 30, 2011 and June 30, 2011, Property and Equipment and the estimated lives used in the computation of depreciation is as follows:

		September 30	June 30,
	Estimated Useful lives	2011	2011

Machinery and equipment	4 years	£1,983	£1,983
Therapy Devices	4 years	6,068	6,068
		8,051	8,051

Less: Accumulated depreciation and amortization		(4,210)	(3,707)

Property and Equipment, net		£3,841	£4,344

6.   CURRENT LIABILITIES

As of September 30 and June 30, 2011 Current Liabilities consisted of:

	September 30,	June 30,
	2011	2011

Accounts payable – trade creditors	£8,287	£3,985

Credit card	-	267
Taxation and Social Security	541	182
Accrued Directors’ fees	9,000	8,000
Deferred Revenue	8,164	10,000
Other Accrued liabilities	6,301	1,583
Other Current Liabilities	24,006	20,032
Total Current Liabilities	£32,293	£24,017

7.   NOTES PAYABLE – LONG TERM

As of September 30 and June 30, 2011 Notes Payable – Long term consisted of an interest free loan of £47,426 from the University of Aberdeen to the Company dated July 7, 2009 and with a maturity date of July 6, 2014.

8. INCOME TAXES

The Company has incurred losses since inception and no liability to UK corporation tax arose for the three months ended September 30, 2011 and 2010.

9.   COMMITMENTS AND CONTINGENCIES

Lease

The Company executed a lease agreement for administrative office space on the University of Aberdeen’s premises. The lease is for one year to May 8, 2012 at a rental of £2,000 per annum.

Sponsorship of the Stroke Association

In February 2011 the Company entered into an agreement to sponsor the production of the Visual Problems After Stroke factsheet which is distributed by the Stroke Association to individuals who register in the UK. The amount of sponsorship is £2,650.

10. RELATED PARTY TRANSACTIONS

The Company entered into a secondment agreement in July, 2009 with the University of Aberdeen, for the services of Prof. Arash Sahraie at a cost of approximately £7500 per annum.

11. SUBSEQUENT EVENTS

On January 3, 2012 the Notes Payable – Long term, together with certain other payables due to the University of Aberdeen, were converted into 16 new ordinary shares of the Company.

On January 4, 2012 the shareholders of Sight Science entered into various agreements for the sale of all the shares of the Company to NovaVision, Inc. (“NovaVision”), a subsidiary of Vycor Medical, Inc. (“Vycor”), for a total consideration of £384,768. NovaVision agreed to pay the Sight Science shareholders £200,000 cash, of which £100,000 was paid at the Closing on January 4, 2012 and an additional £100,000 cash to be paid to the Sight Science shareholders on the one-year anniversary of the Closing. In addition, the Sight Science shareholders received at Closing further consideration in the form of 14,350,000 Vycor restricted shares, which are the subject of lock-up agreements between the Parties, and which at Closing were valued at £184,768.